Registration No. 333-_____

As filed with the Securities and Exchange Commission on October 24, 2003

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

DIAMONDCLUSTER INTERNATIONAL, INC.

(Exact name of registrant as specified in its charter)

DELAWARE (State or other jurisdiction of incorporation or organization)	36-4069408 (I.R.S. Employer Identification No.)

JOHN HANCOCK CENTER
875 N. MICHIGAN AVENUE, SUITE 3000
CHICAGO, ILLINOIS 60611
(312) 255-5000
(Address of Principal Executive Offices) (Zip Code)

DIAMONDCLUSTER INTERNATIONAL, INC. ADVISORS STOCK OPTION PLAN
DIAMONDCLUSTER INTERNATIONAL, INC. 2000 STOCK OPTION PLAN
DIAMONDCLUSTER INTERNATIONAL, INC. AMENDED AND RESTATED EMPLOYEE STOCK
PURCHASE PLAN
DIAMONDCLUSTER INTERNATIONAL, INC. EMPLOYEE STOCK PURCHASE PLAN — BRAZIL
DIAMONDCLUSTER INTERNATIONAL, INC. AMENDED AND RESTATED 1998 EQUITY INCENTIVE
PLAN
(Full title of the plan)

NANCY K. BELLIS
VICE PRESIDENT, GENERAL COUNSEL AND SECRETARY
DIAMONDCLUSTER INTERNATIONAL, INC.
JOHN HANCOCK CENTER
875 N. MICHIGAN AVENUE, SUITE 3000
CHICAGO, ILLINOIS 60611
(312) 255-5000
(Telephone number, including area code, of agent for service)

Calculation of Registration Fee

Title of Securities to be	Amount to be	Proposed Maximum(1)	Proposed Maximum
Registered	Registered	Offering Price Per Share	Aggregate Offering Price	Amount of Registration Fee(2)

Common Stock par value, $0.001 per share	36,900,000	$ 8.36	308,484,000	$ 24,956.36
Total	36,900,000 Shares

(1)	Pursuant to Rule 457(c) and (h) under the Securities Act, for the purpose of calculating the maximum aggregate offering price and the registration fee, the proposed maximum offering price per share was determined based upon the average of the high and low bid and asked prices of the registrant’s Common Stock as reported by the Nasdaq National Market at the close of business on October 20, 2003.

(2)	Pursuant to Rule 457(p) under the Securities Act, this fee is offset by $21,371.84 previously paid under the following registration statements of the Company: No. 333-67899 (filed November 24, 1998); No. 333-88155 (filed September 30, 1999); No. 333-92213 (filed December 7, 1999); No. 333-50834 (filed November 28, 2000); No. 333-47830 (filed November 29, 2000); No. 333-64278 (filed June 29, 2001); No. 333-64276 (filed June 29, 2000); No. 333-71208 (filed October 9, 2001).

     On September 23, 2003, the Company effected a recapitalization (“Recapitalization”) by which all of its outstanding shares of Class A common stock, $0.001 par value per share and Class B common stock, $0.001 par value per share were converted on a one-for-one basis into shares of a single, newly created class of common stock, par value $0.001 per share (“Common Stock”).

     Prior to the Recapitalization, the Company had filed registration statements on Form S-8 (File Nos. 333-67899, 333-88155, 333-92213, 333-50834, 333-47830, 333-64276, 333-64278 and 333-71208) (the “Prior Registration Statements”) relating to shares of its common stock issuable under its 1998 Equity Incentive Plan, 1999 Employee Stock Purchase Plan, Advisors Stock Option Plan, 2000 Stock Option Plan, Amended and Restated Employee Stock Purchase Plan, Employee Stock Purchase Plan — Brazil and Amended and Restated 1998 Equity Incentive Plan (collectively, the “Plans”). As a result of the Recapitalization and the terms of the Plans, the shares of the Company’s capital stock issuable under the Plans (and registered under the Prior Registration Statements) were converted into shares of Common Stock. Accordingly, the Company is filing this registration statement for such shares of Common Stock and will thereafter withdraw from registration all shares of its common stock previously registered that remain unsold under the Prior Registration Statements.

PART II
INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3. INCORPORATION OF DOCUMENTS BY REFERENCE

     The following documents filed with the Securities and Exchange Commission (the “Commission”) by DiamondCluster International, Inc. (the “Company” or the “Registrant”) are incorporated herein by reference and made a part hereof:

(a)	The Company’s Annual Report on Form 10-K for the fiscal year ended March 31, 2003, filed with the Commission on June 24, 2003.

(b)	The Company’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2003, filed with the Commission on August 13, 2003.

(c)	The Company’s Definitive Proxy Statement on Schedule 14A, filed with the Commission on July 29, 2003.

(d)	The description of the Company’s common stock, par value $0.001 per share, contained in the Company’s Registration Statement on Form 8-A, filed with the Commission on October 10, 2003.

(e)	The Company’s Current Report on Form 8-K filed with the Commission on July 31, 2003.

     All documents subsequently filed by the Company with the Commission pursuant to Section 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934 (the “Exchange Act”) prior to the filing of a post-effective amendment to this Registration Statement which indicates that all securities covered by this Registration Statement have been sold or which deregisters all of the securities then remaining unsold, will be deemed to be incorporated by reference in this Registration Statement and to be a part of this document from the date of filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference in this document will be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained in this document or in any other subsequently filed documents that also is or is deemed to be incorporated by reference in this document modifies or supersedes such statement. Any such statement so modified or superseded will not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

ITEM 4. DESCRIPTION OF SECURITIES

     Not applicable.

ITEM 5. INTERESTS OF NAMED EXPERTS AND COUNSEL.

     None.

ITEM 6. INDEMNIFICATION OF DIRECTORS AND OFFICERS

     The Registrant’s By-laws require the Registrant to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed proceeding by reason of the fact that he is or was a director or officer of the Registrant or is or was serving at the request of the Registrant as a director, officer, employee, fiduciary or agent of another corporation, trust or other enterprise against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such proceeding if he acted in good faith and in a manner he reasonably believed to be in, or not opposed to, the best interests of the Registrant, and, with respect to any such criminal proceeding, had no reasonable cause to believe his conduct was unlawful. Such indemnification as to expenses is mandatory to the extent the individual is successful on the merits of the matter. Delaware law permits the Registrant to provide similar indemnification to employees and agents who are not directors or officers. The determination of whether an individual meets the applicable standard of conduct may be made by the disinterested directors, independent legal counsel or the stockholders. Delaware law also permits indemnification in connection with a proceeding brought by or in the right of the Registrant to procure a judgment in its favor. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers, or persons controlling the Registrant pursuant to the foregoing provisions, the Registrant has been informed that in the opinion of the Commission such indemnification is against public policy as expressed in that Act and is therefore unenforceable. The Registrant maintains a directors and officers liability insurance policy.

ITEM 7. EXEMPTION FROM REGISTRATION CLAIMED

     Not applicable.

ITEM 8. EXHIBITS

Exhibit
Number	Exhibit

4.1	Amended and Restated Certificate of Incorporation of the Registrant (filed as Exhibit 3.1 to the Form 8-A filed by the Company on October 10, 2003 and incorporated herein by reference)

4.2	Amended and Restated Bylaws of the Registrant (filed as Exhibit 3.2 to the Form 8-A filed by the Company on October 10, 2003 and incorporated herein by reference)

4.3	2000 Stock Option Plan (filed as Exhibit 4.4 to the Form S-8 filed by the Company on November 28, 2000 and incorporated herein by reference)

4.4	Amended and Restated Employee Stock Purchase Plan (filed as Annex D to the Company’s Definitive Proxy Statement on Schedule 14A dated August 8, 2003 (File No. 000-22125) and incorporated herein by reference)

4.5+	Employee Stock Purchase Plan — Brazil

4.6	Amended and Restated 1998 Equity Incentive Plan (filed as Exhibit 4.3 to the Form S-8 filed by the Company on October 9, 2001 and incorporated herein by reference)

4.7+	Form of Employee Stock Option Agreement

4.8+	Form of Non-Employee Director Stock Option Agreement

5.1+	Opinion of Company’s Vice President, General Counsel and Secretary as to the legality of the securities being registered

23.1	Consent of the Company’s Vice President, General Counsel and Secretary (included in the opinion filed as Exhibit 5.1)

23.2+	Consent of KPMG LLP

24	Power of Attorney (set forth on the signature page of the Registration Statement)

+   Filed herewith.

ITEM 9. UNDERTAKINGS

(a)	The undersigned Registrant hereby undertakes:

1.	To file during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

(i)	to include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii)	to reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement; and

(iii)	to include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement; provided, however, that paragraphs 1(i) and 1(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the Registration Statement.

2.	That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

3.	To remove from registration by means of a post-effective amendment any of the securities being registered hereby which remain unsold at the termination of the offering.

(b)	The undersigned Registrant hereby undertakes that, for the purposes of determining any liability under the Securities Act, each filing of the Registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)	Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Chicago, State of Illinois, on the 23rd day of October, 2003.

DIAMONDCLUSTER INTERNATIONAL, INC

By:	/s/ Melvyn E. Bergstein

Melvyn E. Bergstein, Chairman and Chief Executive Officer

POWER OF ATTORNEY

     KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Melvyn E. Bergstein his true and lawful attorney-in-fact and agent, with full power of substitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto and all documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that each said attorney-in fact and agent, or his or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated on October 23, 2003.

Signature	Title

/s/ MELVYN E. BERGSTEIN Melvyn E. Bergstein	Chairman and Chief Executive Officer (Principal Executive Officer)

/s/ Karl E. Bupp	Chief Financial Officer and Treasurer (Principal Financial Officer)

/s/ John J. Sviokla	Vice Chairman and Director

/s/ Adam J. Gutstein	Managing Director, Europe and Latin America and Director

/s/ Mark L. Gordon	Director

/s/ Javier Rubio	Director

/s/ Edward R. Andersen	Director

/s/ Donald R. Caldwell	Director

/s/ Alan Kay	Director

/s/ Michael E. Mikolajczyk	Director

/s/ Samuel K. Skinner	Director

EXHIBIT INDEX

Exhibit
Number	Exhibit

4.1	Amended and Restated Certificate of Incorporation of the Registrant (filed as Exhibit 3.1 to the Form 8-A filed by the Company on October 10, 2003 and incorporated herein by reference)

4.2	Amended and Restated Bylaws of the Registrant (filed as Exhibit 3.2 to the Form 8-A filed by the Company on October 10, 2003 and incorporated herein by reference)

4.3	2000 Stock Option Plan (filed as Exhibit 4.4 to the Form S-8 filed by the Company on November 28, 2000 and incorporated herein by reference)

4.4	Amended and Restated Employee Stock Purchase Plan (filed as Annex D to the Company’s Definitive Proxy Statement on Schedule 14A dated August 8, 2003 (File No. 000-22125) and incorporated herein by reference)

4.5+	Employee Stock Purchase Plan — Brazil

4.6	Amended and Restated 1998 Equity Incentive Plan (filed as Exhibit 4.3 to the Form S-8 filed by the Company on October 9, 2001 and incorporated herein by reference)

4.7+	Form of Employee Stock Option Agreement

4.8+	Form of Non-Employee Director Stock Option Agreement

5.1+	Opinion of Company’s Vice President, General Counsel and Secretary as to the legality of the securities being registered

23.1	Consent of the Company’s Vice President, General Counsel and Secretary (included in the opinion filed as Exhibit 5.1)

23.2 +	Consent KPMG LLP

24	Power of Attorney (set forth on the signature page of the Registration Statement)

+  Filed herewith.